EXHIBIT 10.59

                         SHELLS SEAFOOD RESTAURANTS, INC.

                               SECURED SENIOR NOTE

                                    Note No. A-2

                                 $1,000,000    January 31, 2002

FOR VALUE RECEIVED, each of the undersigned Borrowers, parties to that certain Securities Purchase Agreement of even date among the Borrowers and the Purchasers identified on the signature pages thereto (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), hereby promise to pay, jointly and severally, to Banyon Investment, LLC, a Delaware limited liability company, or registered assigns (the "Holder"), the principal amount of One Million Dollars ($1,000,000), with interest (computed on the basis of a 365-day year for actual days elapsed), payable monthly in arrears on the first day of each calendar month, on the unpaid principal balance hereof at the rate of eight percent (8.0%) per annum from and including the date hereof until the entire principal balance hereof and all interest accrued hereunder is paid in full. This Note shall bear additional interest (computed on the basis of a 365-day year for actual days elapsed) accruing monthly and payable on the Maturity Date on the unpaid principal balance hereof at the rate of seven percent (7%) per annum (the "Deferred Interest Rate") from and including the date hereof until the entire principal balance hereof and all interest accrued hereunder is paid in full.

This Note is one of a series of Notes issued pursuant to, and payable in accordance with the Purchase Agreement, and this Note is subject to the terms and conditions and entitled to the equal and ratable benefits thereof. Reference hereby is made to the Purchase Agreement for a statement of each of such terms and conditions, and each of the terms and conditions of the Purchase Agreement are incorporated herein by this reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The principal amount of this Subordinated Note shall mature no later than January 31, 2005 (the "Maturity Date").

Any payment of interest or premium that is not paid when due hereunder shall be added to the principal balance hereof and thereafter shall accrue interest at the rate applicable hereunder. From and after the occurrence of an Event of Default under Section 10 of the Purchase Agreement, and during the continuance thereof, all principal, interest, or other amounts evidenced by or due under this Subordinated Note (other than Deferred Interest) shall bear interest at a rate 4 percentage points (that is, 400 basis points) higher than the rate otherwise applicable thereto.

Payments of both principal and interest are to be made in lawful money of the United States of America at such place as the Holder hereof shall designate to the Administrative Borrower in writing or as otherwise may be designated by the Holder. Any payments due hereunder that fall due on a day that is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation of interest due hereunder.

This Note and the indebtedness evidenced hereby is secured by and entitled to the benefits of the Security Agreement of even date among each of the undersigned Borrowers and Purchasers.



In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Purchase Agreement.

Each of the undersigned Borrowers hereby expressly waive notice of default, notice of dishonor, demand, presentment and protest hereof, and all other notices or formalities to which such Borrowers might otherwise be entitled absent this express waiver.

If any term, provision, condition or other portion of this Note is determined to be invalid, void or unenforceable by a forum of competent jurisdiction, the same shall not affect any other term, provision, condition or other portion hereof, and the remainder of this Note shall remain in full force and effect, as if such invalid, void or unenforceable term, provision, condition or other portion of this Note did not appear herein.

This Note shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by, construed under, and enforced in accordance with the laws of the State of Florida.


SHELLS SEAFOOD RESTAURANTS, INC.,
a Delaware corporation
By:   /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF MELBOURNE, INC.,
a Florida corporation
By:    /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF COUNTRYSIDE SQUARE, INC.,
a Florida corporation
By:   /s/
Warren R. Nelson, Chief Financial Officer



SHELLS OF STUART, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF ST. PETE BEACH, INC.,
a Florida corporation
By:   /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF NEW SMYRNA BEACH, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF FORT MYERS, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF KISSIMMEE, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF ORLANDO, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS ON THE BEACH, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF CASSELBERRY, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF HOLMES BEACH, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


AMERICA'S FAVORITE SEAFOOD, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF BRANDON, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF 4TH STREET, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF DADE, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF BROWARD, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer


SHELLS OF ALTAMONTE SPRINGS, INC.,
a Florida corporation
By:  /s/
Warren R. Nelson, Chief Financial Officer



NOTICE TO FLORIDA RESIDENTS:
WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA (EXCLUDING CERTAIN INSTITUTIONAL PURCHASERS DESCRIBED IN SECTION 517.061(7) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT) (THE ACT"), ANY SUCH SALE MADE PURSUANT TO SECTION 517.061(11) OF THE ACT HALL BE VOIDABLE BY THE PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, OR AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS OMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.